Exhibit 10.3

FIRST AMENDMENT

FIRST AMENDMENT, dated as of February 28, 2007 and effective as of March 15, 2007 (this “Amendment”), to the Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GANNETT CO., INC., a Delaware corporation (“Gannett”), the several banks and other financial institutions parties to the Credit Agreement prior to the date hereof (the “Existing Lenders”), the several banks and other financial institutions parties to this Amendment but not parties to the Credit Agreement prior to the date hereof (the “New Lenders” and, together with the Existing Lenders, the “Lenders”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as syndication agent, BARCLAYS BANK PLC, CITIBANK N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, MIZUHO CORPORATE BANK LTD, and SUNTRUST BANK, as Documentation Agents, and Banc of America Securities LLC and J.P.Morgan Securities Inc. as joint lead arrangers and joint bookrunners.

W I T N E S S E T H:

WHEREAS, Gannett has requested certain amendments to the Credit Agreement;

WHEREAS, the parties are willing to consent to the requested amendments on the terms and conditions contained herein;

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of “Applicable Margin” and substituting in lieu thereof the following definition:

“Applicable Margin”: the appropriate rate per annum set forth in the table below opposite the applicable Facility:

Credit Status	Five-Year Facility
Credit Status 1	10.00 Basis Points
Credit Status 2	14.00 Basis Points
Credit Status 3	18.00 Basis Points
Credit Status 4	27.00 Basis Points
Credit Status 5	35.00 Basis Points
Credit Status 6	40.00 Basis Points

3. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of “Five-Year Termination Date” and substituting in lieu thereof the following definition:

“Five-Year Termination Date”: March 15, 2012.

4. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is further amended by deleting therefrom the definition of “Five-Year Commitment Period” and substituting in lieu thereof the following definition:

“Five Year Commitment Period”: the period from and including the First Amendment Effective Date to the Five-Year Termination Date.

5. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is further amended by adding the definitions of “First Amendment” and “First Amendment Effective Date” as follows:

“First Amendment” means the First Amendment to the Agreement dated as of March 15, 2007, among Gannett, the Lenders and the Administrative Agent.

“First Amendment Effective Date” means the date on which the conditions precedent set forth in paragraph 9(b) of the First Amendment shall have been satisfied or waived.

6. Amendment to Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby amended by deleting the columns entitled “Lender” and “Five-Year Commitment” where they appear in such Schedule and substituting in lieu thereof the columns entitled “Lender” and “Five-Year Commitment” set forth on Schedule 1.1 attached hereto.

7. Amendment to Section 2.10. Section 2.10 (“Fees”) is amended in its entirety as follows:

“(a) [reserved]

(b) Gannett shall pay to the Administrative Agent, for the ratable account of the Five-Year Lenders, a facility fee (the “Five-Year Facility Fee”) at the rate per annum equal to (i) for each day that Gannett has Credit Status 1, .0500% of the aggregate Five-Year Commitments on such day, (ii) for each day that Gannett has Credit Status 2, ..0600% of the aggregate Five-Year Commitments on such day, (iii) for each day that Gannett has Credit Status 3, .0700% of the aggregate Five-Year Commitments on such day, (iv) for each day that Gannett has Credit Status 4, .0800% of the aggregate Five-Year Commitments on such day, (v) for each day that Gannett has Credit Status 5, .1000% of the aggregate Five-Year Commitments on such day and (vi) for each day that Gannett has Credit Status 6, .1500% of the aggregate Five-Year Commitments on such day. On the first Business Day following the last day of each fiscal quarter of Gannett and on the Five-Year Termination Date (or, if earlier, on the date upon which both the Five-Year Commitments are terminated and the Five-Year Loans are paid in full), Gannett shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the portion of the Five-Year Facility Fee which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the Five-Year Termination Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate Five-Year Commitments of the Five-Year Lenders from time to time, regardless of the utilization by Gannett from time to time thereunder.

(c) Gannett shall pay to the Administrative Agent, for the ratable account of the Lenders, a utilization fee (the “Utilization Fee”) at a rate per annum equal to 0.05% for each day on which the Commitment Utilization Percentage exceeds 50%, which Utilization Fee shall accrue on the average daily amount of the Total Extensions of Credit for each Excess Utilization Day during the term of this Agreement. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable quarterly in arrears.”

8. Amendment to Section 2.18. Section 2.18 (“Replacement of Lenders”) is amended in its entirety as follows:

“(a) Gannett shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.14 or 2.15(a), (b) defaults in its obligation to make Loans hereunder or (c) is a “Non-Consenting Lender” (as defined below in this Section 2.18), provided that all such Non-Consenting Lenders are replaced with a replacement financial institution and/or one or more increased Five-Year Commitments from one or more other Lenders; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under Section 2.17 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.14 or 2.15(a), (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) Gannett shall be liable to such replaced Lender under Section 2.16 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that Gannett shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, Gannett shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15(a), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that Gannett, the Administrative Agent or any other Lender shall have against the replaced Lender, and (ix) the replacement financial institution shall consent, at the time of such assignment, to each matter in respect of which such Non-Consenting Lenders refused to consent.

(b) In the event that (i) Gannett or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 9.1 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

9. Effectiveness.

(a) Paragraph 8 of this Amendment shall become effective as of the date (the “Required Lender Effective Date”) on which all of the following conditions precedent have been satisfied:

(i) The Administrative Agent shall have received (i) counterparts hereof duly executed by Gannett and the Administrative Agent and (ii) an executed consent letter from Existing Lenders constituting Required Lenders authorizing the Administrative Agent to enter into this Amendment;

(ii) The Lenders and the Administrative Agent shall have received all fees required to be paid on or before the date hereof in connection with this Amendment or the Credit Agreement.

(b) Paragraphs 2 through 7 of this Amendment shall become effective as of the date (the “Unanimous Lender Effective Date”) on which all of the following conditions precedent have been satisfied:

(i) The Administrative Agent shall have received (i) counterparts hereof duly executed by Gannett and the Administrative Agent and (ii) an executed consent letter from each Existing Lender (other than any Existing Lender which is an Exiting Lender (as defined below)) and each New Lender authorizing the Administrative Agent to enter into this Amendment;

(ii) The Administrative Agent shall have received a certificate from the Secretary of Gannett certifying, as of the date of this Amendment, to resolutions duly adopted by the Board of Directors of Gannett or a duly authorized committee thereof authorizing Gannett’s execution and delivery of this Amendment and the making of the Borrowings; and

(iii) The Lenders and the Administrative Agent shall have received all fees required to be paid on or before the date hereof in connection with this Amendment or the Credit Agreement.

10. Representations and Warranties. Gannett hereby represents and warrants that, on and as of the Required Lender Effective Date and/or the Unanimous Lender Effective Date, after giving effect to all or part of this Amendment:

(a) No Default or Event of Default has occurred and is continuing; and

(b) Each of the representations and warranties of Gannett in the Credit Agreement and this Amendment is true and correct in all material respects, as if made on and as of the date hereof; and since December 25, 2005 there has been no Material change in the business or financial condition of Gannett and its Subsidiaries taken as a whole that has not been publicly disclosed.

11. New Lenders. By executing this Amendment, each New Lender:

(a) Agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date of this Amendment, become a “Lender” (as defined in the Credit Agreement) for all purposes of the Credit Agreement to the same extent as if originally a party thereto; and

(b)(i) Represents and warrants that it is legally authorized to enter into this Amendment; (ii) confirms that it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15(d) of the Credit Agreement.

12. Exiting Five-Year Lenders. The Five-Year Commitment of each Lender whose name does not appear on Schedule 1.1 attached hereto (the “Exiting Lender”) will terminate on the date hereof upon repayment in full of all amounts, if any, owing to it under the Credit Agreement on the date hereof. On the date hereof, if necessary, Gannett shall effect such borrowings and repayments among the Five-Year Lenders (which, notwithstanding the provisions of subsection 2.13 of the Credit Agreement, need not be pro rata among the Five-Year Lenders) so that, after giving effect thereto, the respective principal amounts of the Five-Year Loans held by the Five-Year Lenders shall be pro rata according to their respective Five-Year Commitment Percentages, as amended hereby (Gannett being obligated to pay the amounts, if any, due pursuant to subsection 2.16 of the Credit Agreement in connection with such prepayments).

13. Continuing Effect. Except as expressly amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Credit Agreement thereto shall be to the Credit Agreement as amended hereby.

14. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

15. Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.

16. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17. Expenses. Gannett agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

GANNETT CO., INC.

By:	/s/ Michael A. Hart
Name:	Michael A. Hart
Title:	Vice President & Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Thomas J. Kane
Name:	Thomas J. Kane
Title:	Senior Vice President

SCHEDULE 1.1

Lenders	Five-Year Commitment
JPMorgan Chase Bank, N.A.	$202,500,000
Bank of America, N.A.	196,250,000
Barclays Bank PLC	100,000,000
Citibank N.A.	98,750,000
Bank of Tokyo-Mitsubishi UFJ Trust Company	46,250,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	46,250,000
Mizuho Corporate Bank LTD	77,500,000
SunTrust Bank	56,250,000
Lloyds TSB Bank, plc	55,000,000
Comerica Bank	50,000,000
PNC Bank, National Association	50,000,000
Sumitomo Mitsui Banking Corporation	50,000,000
Intesa Sanpaolo Spa - NY	25,000,000
The Northern Trust Company	22,500,000
Wells Fargo Bank, National Association	21,875,000
U.S. Bank National Association	15,625,000
Associated Bank, National Association	15,000,000
First Hawaiian Bank	15,000,000
Fifth Third Bank	13,750,000
Capital One, N.A.	10,000,000
LaSalle Bank Midwest N.A.	8,750,000
Bank of Hawaii	6,250,000
Mellon Bank, N.A.	3,125,000

Total	$1,185,625,000